Exhibit 99.3

Exact Sciences and OncXerna Announce Licensing Agreement to Help Predict Immunotherapy Response for More Patients
Agreement grants a license to Exact Sciences for OncXerna’s Xerna™ TME Panel adding to its comprehensive tumor profiling solution, GEM ExTra®
Arrangement expands Exact Sciences’ ability to support immuno-oncology clinical development programs
MADISON, Wis., and WALTHAM, Mass., January 9, 2022 – Exact Sciences Corp. (NASDAQ: EXAS) and OncXerna Therapeutics, Inc., a precision medicine company, announced today they have entered an exclusive license agreement to bring OncXerna’s Xerna TME Panel lab services to more U.S. patients. The Xerna TME (tumor microenvironment) Panel is an innovative gene expression score that helps identify patients likely to respond to anti-angiogenic and immunotherapies. The agreement allows Exact Sciences to provide more critical answers to cancer patients and physicians facing difficult therapy selection decisions while supporting biopharma partners in patient selection for their therapeutic programs.
“As the role of immunotherapy in cancer treatment grows, a critical unmet need among oncologists and healthcare professionals is being able to predict a patient’s response to specific drugs prior to starting treatment,” said Matt Franklin, general manager of Precision Oncology for Exact Sciences. “The immunotherapy prediction ability of OncXerna’s Xerna TME Panel, coupled with the comprehensive profiling capabilities of Exact Sciences’ GEM ExTra test, has the potential to significantly impact patient outcomes.”
The Xerna TME Panel uses proprietary RNA-based gene expression data and a machine learning-based algorithm to classify patients based on the interplay between angiogenic and immunogenic dominant biologies of the TME. Early clinical evidence suggests that it may be the first RNA TME signature to predict immunotherapy benefit.1 Exact Sciences plans to offer the Xerna TME Panel as part of its GEM ExTra test, further enhancing its sequencing offerings. GEM ExTra includes a comprehensive whole exome genomic profile and deep transcriptome analysis to identify actionable alterations associated with targeted therapy benefit or resistance. The Xerna TME Panel will provide additional insights into the benefit of immunotherapy alone or in combination with other therapies from the same patient sample.
Laura Benjamin, CEO of OncXerna Therapeutics, commented, “With this licensing agreement, Exact Sciences can now expand their GEM ExTra offering beyond genomic and transcriptomic-profiling options and provide customers with an expression signature to analyze biologies that are relevant for emerging therapeutics from across the industry. OncXerna continues to use the Xerna TME Panel to support its two internal clinical programs and is pleased to make it available more broadly to accelerate additional advances in precision oncology.”
In the future, Exact Sciences expects to provide clinicians broad access to the Xerna TME Panel through its existing Precision Oncology team and to biopharma partners as a companion diagnostic.
About the Xerna TME™ Panel
The Xerna TME Panel uses proprietary RNA-based gene expression data and a machine learning-based algorithm to classify patients based on the interplay between angiogenic and immunogenic dominant biologies of the tumor microenvironment (TME). The Xerna TME Panel is an investigational assay and has not been approved by the FDA.
1Chau, I. Phase 2 Study of Bavituximab, a First-in-class Antibody Targeting Phosphatidylserine, Plus Pembrolizumab in Advanced Gastric or Gastroesophageal Junction Cancer. Poster presented at: The European Society for Medical Oncology; September 16-21, 2021.

About OncXerna Therapeutics
OncXerna Therapeutics is a clinical stage oncology company developing novel monoclonal antibodies to treat solid tumors. In combination with its innovative precision medicine platform, the Xerna TME Panel, OncXerna leverages artificial intelligence technologies and RNA expression-based biomarkers to match a specific patient’s tumor with the drugs best suited to treat that tumor. Our current clinical pipeline includes the company’s lead product candidate, Navicixizumab, which is a bispecific antibody that targets both VEGF and DLL4 to treat solid tumors and is currently entering a Phase 2/3 study for the treatment of ovarian cancer. By integrating our novel Xerna TME Platform with our deep expertise in clinical development, we believe we can accelerate the development, approval and commercialization of drug product candidates and bring meaningful new treatments to patients at an earlier point in time in their disease progression.  For more information, please visit oncxerna.com, or follow us on LinkedIn and Twitter.
About Exact Sciences’ Therapy Selection Program and GEM ExTra® test
Exact Sciences’ therapy selection program includes two comprehensive genomic profiling (CGP) tests to help physicians identify the genomic mutations driving advanced cancers, leading patients to better care through targeted cancer treatments. The GEM ExTra test detects damage in tumor genes and provides a complete biological picture of certain refractory, rare, or aggressive cancers. With an extensive panel of approximately 20,000 genes and 169 introns, the GEM ExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. The GEM ExTra test provides physicians, academic medical centers, and biopharma researchers with vital interpreted information to understand changes to a patient’s tumor genomic profile and recommend therapeutic treatment plans.2 For patients with advanced and metastatic cancer, the company offers the Oncotype MAP® test, a rapid, comprehensive tumor profiling panel, which delivers results in three to five business days3 and allows physicians to understand a patient’s tumor profile and recommend actionable targeted therapies or clinical trials.
About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of the Cologuard® and Oncotype® tests, Exact Sciences is investing in its product pipeline to take on some of the deadliest cancers and improve patient care. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.
Exact Sciences Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that Exact Sciences’ management has made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. There can be no assurance that Exact Sciences will successfully develop, launch, or market additional therapy selection products or services. Therefore, you should not place undue reliance on forward-looking statements. Risks and uncertainties that may affect Exact Sciences’ forward-looking statements are described in the Risk Factors sections of Exact Sciences’ most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in its other reports filed with the Securities and Exchange Commission. Exact Sciences undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Exact Sciences Media Contact: Stephanie Spanos, sspanos@exactsciences.com, 608-556-4380
Exact Sciences Investor Contact: Megan Jones, meganjones@exactsciences.com, 608-535-8815
OncXerna Investor and Media Contact: Ashley R. Robinson, LifeSci Partners, LLC, arr@lifesciadvisors.com
2 Science Translational Medicine, 15 Apr 2015: Vol. 7, Issue 283, pp. 283ra53, DOI: 10.1126/scitranslmed.aaa7161
3 Exact Sciences internal data on file. Turnaround time based on qualified sample receipt.